EXHIBIT 1

             Filed with the Department of State on October 20, 1997


                                            Lonna R. Hooks
                                            ____________________________
                                            Secretary of the State


                    CERTIFICATE OF INCORPORATION-FOR PROFIT

                                      OF

                     MH Elite Portfolio of Funds, INC.

           A Business-stock Corporation (N.J.S. 14A:1-1 et seq.)

In compliance with the requirements of the applicable provisions of N.J.S. 14A:1-1 et seq. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1. The name of the corporation is:  MH Elite Portfolio of Funds, Inc.

2. The address of this corporation initial registered office in this State is:

      220 Russell Avenue        Rahway, New Jersey  07065       Union County

3. The corporation is incorporated under the provisions of the New Jersey Business Corporation Act.

4. The aggregate number of shares authorized is: 10,000,000.

5. The name and address of the incorporators are:

           Harvey Merson      220 Russell Avenue   Rahway, NJ 07065
           Jeff Holcombe      8 Guildford Court    Annandale, NJ 08801

6. The specified effective date is: October 20, 1997.

7. No additional provisions of the articles.

8. The corporation is not a statutory close corporation.

9. The corporation is not a cooperative corporation.


IN TESTIMONY WHEREOF the incorporator has signed these Articles of Incorpora-tion this 20 day of October 1997.





                                                     Harvey Merson



                                                     _______________
                                                     Signature




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